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                                                                      EXHIBIT 21

                   SUBSIDIARIES OF PRECISION CASTPARTS CORP.

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                                                                                                       STATE OR
                                                                        APPROXIMATE PERCENTAGE      JURISDICTION OF
                                                                         OF VOTING SECURITIES        INCORPORATION
NAME OF SUBSIDIARY                                                               OWNED              OR ORGANIZATION
---------------------------------------------------------------------  -------------------------  -------------------
PCC Structurals, Inc.................................................                100%               Oregon
PCC Airfoils, Inc....................................................                100%                Ohio
PCC Flow Technologies, Inc...........................................                100%              Delaware
PCC Specialty Products, Inc..........................................                100%              Delaware
J&L Fiber Services, Inc..............................................                100%              Wisconsin
Advanced Forming Technology, Inc.....................................                100%              Colorado
AETC Limited.........................................................                100%           United Kingdom
PCC France, S.A......................................................                100%               France
PCC Exports, Inc.....................................................                100%              Barbados
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